SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2005

PSB Holdings, Inc.

(Exact name of registrant as specified in its charter)

Federal	0-50970	42-1597948
(State or other	(Commission File Number)	(I.R.S. Employer Identification No.)
jurisdiction of incorporation)

40 Main Street, Putnam, Connecticut		06260
(Address of principal executive offices)		(Zip Code)

(860) 928-6501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On June 13, 2005, Putnam Savings Bank, the wholly owned subsidiary of PSB Holdings, Inc., entered into a definitive agreement with People’s Bank, Bridgeport, Connecticut to acquire three of People’s Bank’s branches located in Windham and New London Counties, Connecticut.  As of April 30, 2005, the deposits of these three branches aggregated approximately $62.9 million.

The Purchase and Assumption Agreement is attached as Exhibit 10.1. A press release issued by Putnam Savings Bank on June 13, 2005 providing details of the purchase, is attached as Exhibit 99.1.

Item 9.01.                                        Financial Statements and Exhibits.

(a)                                  Not Applicable.

(b)                                 Not Applicable.

(c)                                  Exhibits.

Exhibit No.	Description

10.1	The Purchase and Assumption Agreement

99.1	Press release dated June 13, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PSB HOLDINGS, INC.

Dated: June 16, 2005	By:	/s/ Robert G. Cocks, Jr.
Robert G. Cocks, Jr.
President and Chief Executive Officer